EXPLANATORY NOTE

The Emancipation Fund Initiative LLC (the “Company”) is filing this amendment to Form 1-A (the “Offering Statement”) solely for the purpose of filing Exhibit 16.1 to the Offering Statement, which sets forth the Company’s pre-qualification correspondence to the staff of the Securities and Exchange Commission regarding the Offering Statement.

PART III - EXHIBITS

Exhibit No. Description

EXHIBIT 2.1 CERTIFICATE OF FORMATION (previously filed)

EXHIBIT 2.2 COMPANY AGREEMENT (previously filed)

EXHIBIT 4.1 FORM OF SUBSCRIPTION AGREEMENT (previously filed)

EXHIBIT 4.2 FORM OF PROMISSORY NOTE (previously filed)

EXHIBIT 11.1 CONSENT OF WHITLEY LLP ATTORNEYS AT LAW (INCLUDED IN EXHIBIT 12) (previously filed)

EXHIBIT 11.2 CONSENT OF PWR CPA, LLP (previously filed)

EXHIBIT 12 OPINION OF WHITLEY LLP ATTORNEYS AT LAW (previously filed)

EXHIBIT 13.1 TESTING THE WATERS MATERIALS (previously filed)

EXHIBIT 13.2 TESTING THE WATERS MATERIALS (previously filed)

EXHIBIT 16.1 CORRESPONDENCE BY OR ON BEHALF OF THE ISSUER PREVIOUSLY SUBMITTED PURSUANT TO RULE 252(d)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, duly authorized, in the City of Houston, State of Texas on the 28th day of December, 2020.

THE EMANCIPATION FUND INITIATIVE LLC

By: /s/ Brittney Rogers
Name: Brittney Rogers
Title: Managing Member

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title/Capacity	Date
/s/ Brittney Rogers Brittney Rogers	Managing Member (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 28, 2020